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As filed with the Securities and Exchange Commission on August 23, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OPTION CARE, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	36-3791193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

485 Half Day Road, Suite 300
Buffalo Grove, Illinois 60089-6548
(847) 465-2100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

OPTION CARE, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN (1997)

Rajat Rai
President and
Chief Executive Officer
Option Care, Inc.
485 Half Day Road, Suite 300
Buffalo Grove, Illinois 60089-6548
(847) 465-2100

(Name, address, including zip code, and telephone
number, including area, code, of agent for service)

Copies to:
 David S. Guin, Esq.
Ross & Hardies
150 North Michigan Avenue
Chicago, Illinois 60601
(312) 558-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed aggregate offering price(3)	Amount of registration fee

Common Stock, $0.01 par value	2,875,000	$12.30	$35,362,500	$3,253.35

(1)
The securities being registered include a maximum of 2,875,000 shares issuable upon the exercise of options under the Option Care, Inc. Amended and Restated Stock Incentive Plan assuming full participation of employees under that plan.

(2)
Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Accordingly, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the Nasdaq National Market on August 19, 2002, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

(3)
Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act.

EXPLANATORY NOTE

This registration statement registers:

  •
  Shares of common stock that may be issued (when and if vested) under the Option Care, Inc. Amended and Restated Stock Incentive Plan (we refer to it as the "Plan");

  •
  Certain resales of shares of common stock that may be issued (when and if vested) under the Plan.

        This registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with Part I of Form S-3 pursuant to General Instruction C to Form S-8. The reoffer prospectus may be used for reoffers or resales of the shares that have been acquired by the selling stockholders. The second part ("Part II") contains information required in the registration statement under Part II of Form S-8.

        The information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission as permitted by the Note in Part I of Form S-8. This information will be sent or given to the participants in the Plan as specified by Rule 428 under the Securities Act.

REOFFER PROSPECTUS

OPTION CARE, INC.
Common Stock

        This reoffer prospectus relates to an offering of shares of Option Care common stock, which may be issued to certain selling stockholders upon the exercise of stock options granted under the Option Care, Inc. Amended and Restated Stock Incentive Plan (we refer to it as the "Plan").

        The common stock being registered may be offered for the account of the stockholders who may from time to time be identified under the section heading "SELLING STOCKHOLDERS" in a supplement to this reoffer prospectus. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered under this reoffer prospectus. Although Option Care will not receive any proceeds from the selling stockholders' sale of shares of our common stock offered under this reoffer prospectus, we will receive proceeds from any cash exercises of the options by the selling stockholders under the Plan. All proceeds received as a result of the exercise of those options will be used as working capital for our operations.

        The shares of our common stock issued to the selling stockholders are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares of common stock on the NASDAQ National Market, in negotiated transactions, or through a combination of these methods, at prevailing market prices or at privately negotiated prices either directly or through agents or broker dealers, or through any other means described in the section "PLAN OF DISTRIBUTION" beginning on Page 15.

        Our common stock is quoted on the Nasdaq National Market under the symbol "OPTN". On August 19, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $12.50 per share. Our address is 485 Half Day Road, Suite 300, Buffalo Grove, Illinois 60089-6548 and our phone number is (847) 465-2100.

        The shares offered by means of this reoffer prospectus involve a high degree of risk. You should purchase shares only if you can afford a loss of all or a portion of your investment. See "RISK FACTORS" beginning on Page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK TO WHICH THIS REOFFER PROSPECTUS RELATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is August 23, 2002.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-8 with the SEC under the Securities Act of 1933 to allow the selling stockholders to resell the common stock offered by means of this reoffer prospectus. This reoffer prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the common stock offered by means of this reoffer prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this reoffer prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

        Option Care is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC's public reference rooms at the following location:

Judiciary Plaza 450 Fifth Street, N.W. Room 1024 Washington, D.C., 20549

        You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies. The documents that Option Care files with the SEC, including the registration statement, are also available to you on the SEC's web site. You can log onto the SEC's web site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by Option Care with the SEC to obtain more information. Information is incorporated into this reoffer prospectus in two ways. First, if information is contained in a document that Option Care filed with the SEC before the date of this reoffer prospectus, the document is specifically identified below. Second, all of the information provided in a periodic or other report or proxy statement filed by Option Care with the SEC after the date of this reoffer prospectus is incorporated by reference.

        The information contained in the documents we incorporate by reference is considered a part of this reoffer prospectus. Additionally, because information concerning Option Care, whether contained in this reoffer prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this reoffer prospectus will update and supersede older information contained in, or incorporated by reference into, this reoffer prospectus.

        We incorporate by reference into this reoffer prospectus all the documents listed below:

  •
  The annual report of Option Care, Inc. on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002;

  •
  The quarterly report of Option Care, Inc. for the quarterly period ended March 31, 2002, filed with the SEC on May 15, 2002;

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  The quarterly report of Option Care, Inc. for the quarterly period ended June 30, 2002, filed with the SEC on August 14, 2002;

  •
  The current report of Option Care, Inc. on Form 8-K filed with the SEC on May 15, 2002;

  •
  The proxy statement for Option Care's annual meeting of stockholders held on June 4, 2002, filed with the SEC on May 17, 2002, except for the compensation committee report, the audit committee report and the stock performance graph contained therein; and

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  The description of Option Care's common stock, $0.01 par value per share, contained in our registration statement on Form 8-A filed with the SEC on February 20, 1992 pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

        In addition to the documents listed above, Option Care incorporates by reference into this reoffer prospectus all documents filed by Option Care with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this reoffer prospectus and until all of the common stock being offered by means of this reoffer prospectus have been sold by the selling stockholders or the registration statement which Option Care has filed with the SEC relating to the common stock ceases to be effective.

        We will deliver a free copy of any document incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus to anyone who receives this reoffer prospectus. Exhibits filed with the documents that are incorporated by reference into this reoffer prospectus will be delivered only if the exhibits have been specifically incorporated by reference. Requests for any of these documents may be made in writing or orally and should be directed to: General Counsel, Option Care, Inc., 485 Half Day Road, Suite 300, Buffalo Grove, Illinois 60089-6548, (847) 465-2100.

        Option Care has not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this reoffer prospectus. As a result, any information or representation not contained herein must not be relied upon as having been authorized by Option Care. Neither Option Care nor the selling stockholders are making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus is accurate as of any date other than the date on the front of this document.

OPTION CARE, INC.

        We provide pharmacy services to patients on behalf of managed care organizations and other third party payors. We contract with these payors to provide infusion therapy, specialty pharmacy and other related services to patients at home or at other alternate-site settings, such as physicians' offices. As of December 31, 2001, our pharmacy and related services are provided locally through our nationwide network of 132 owned and franchised pharmacy locations. Three of these pharmacies also function as regional distribution hubs for specialty pharmaceuticals and operate under the name OptionMed®. For the twelve months ended December 31, 2001, approximately 49.6% of our revenue was generated from infusion and other healthcare services, 45.2% was generated from sales of specialty pharmaceuticals and 5.2% was generated from other sources.

INDUSTRY OVERVIEW

        Healthcare related expenditures constitute a large and growing segment of the US economy. According to estimates by the Centers for Medicare & Medicaid Services, national health expenditures reached $1.3 trillion in 2000 and are expected to double over the next decade. Two important trends have emerged in relation to healthcare spending:

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  Government programs, private insurance companies, managed care organizations and self-insured employers have implemented various cost-containment measures to limit the growth of healthcare expenditures. These cost-containment measures, together with technological advances, have resulted in a shift in the delivery of many healthcare services away from traditional hospital settings to more cost-effective settings, including patients' homes.

  •
  As a result of the proliferation of biotechnology research and development, biotechnology companies and pharmaceuticals manufacturers have developed a variety of high cost specialty injectable pharmaceuticals. These specialty injectable pharmaceuticals are most often used in the treatment of chronic conditions such as multiple sclerosis, growth hormone disorders, hemophilia, cancer and immune deficiency disorders. These specialty injectable pharmaceuticals typically cost over $10,000 per patient per year, are used on a recurring basis for extended periods of time and require special inventory handling, administration and patient compliance monitoring, which traditional pharmacy distribution channels are not designed to handle.

HOME INFUSION THERAPY

        Home infusion therapy involves the intravenous administration of medications and the administration of nutrition both intravenously and through feeding tubes. Home infusion therapy is generally administered to treat infections, dehydration, cancer, pain and nutritional deficiencies. Patients are generally referred to home infusion therapy providers by physicians, hospital discharge planners or case managers. The medications are mixed and dispensed under the supervision of a registered pharmacist who is employed by the home infusion therapy provider. The therapy is generally provided in the home of the patient by a registered nurse or trained caregiver.

        According to the National Home Infusion Association, the size of the home infusion therapy industry was approximately $4.5 billion in 2000. The industry is highly fragmented. We believe that several factors will contribute to the continuing growth in non-hospital based infusion therapy services, including the following:

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  cost containment pressures;

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  an increased number of therapies that can be safely administered in patients' homes;

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  patient preference for at-home treatment;

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  increased acceptance of home infusion by the medical community;

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  technological innovations such as implantable injection ports, vascular access devices and portable infusion control devices; and

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  an aging population.

SPECIALTY PHARMACY SERVICES

        Specialty injectable pharmaceuticals are medications which require special inventory handling and patient compliance monitoring. They typically cost over $10,000 per patient per year and require refrigeration during shipping and careful handling to prevent potency degradation. Patients receiving treatment usually require special counseling and education regarding their condition and treatment programs. The specialty pharmacy services industry has developed as a result of the proliferation of high cost specialty pharmaceuticals, which are generally injectable, for the treatment of chronic conditions such as multiple sclerosis, growth hormone disorders, hemophilia, cancer and immune deficiency disorders and other chronic conditions. There were approximately twice as many biotechnology pharmaceuticals approved by the Food and Drug Administration in 2000 than in 1995. Retail pharmacies and other traditional distributors generally are set up to carry inventories of low cost, high volume products and therefore are not equipped to handle the high cost, low volume specialty injectable pharmaceuticals that have specialized requirements. As a result, specialty injectable pharmaceuticals are generally provided by pharmacies specializing in filling, labeling and delivering specialty injectable pharmaceuticals and related specialty pharmacy services.

        The national market for specialty pharmaceuticals is estimated to be approximately $22 billion according to IMS Health, Inc. data. We expect several factors to contribute to the continuing growth of the specialty pharmacy services industry, including the following:

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  cost containment pressures;

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  development of new pharmaceuticals;

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  direct to consumer advertising;

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  increased acceptance of mail-order distribution; and

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  growing emphasis on care management and compliance monitoring.

OPTION CARE PHARMACY SOLUTION

        We provide managed care organizations and other third party payors, patients, physicians and pharmaceutical manufacturers with a cost-effective solution for both home infusion therapy and specialty pharmaceutical products and services nationwide.

        Payors—We provide payors with a lower cost alternative to providing medications in a hospital setting. We are able to offer payors specialty injectable pharmaceuticals at competitive prices by taking advantage of the combined buying power of our company-owned and franchised pharmacies. Because of our competitive pricing, we are able to provide payors with a cost-effective alternative to direct billing of specialty injectable pharmaceuticals by physicians. We also provide payors with utilization and outcomes data to verify the cost-effectiveness of the therapy.

        Patients—We improve patients' quality of life by allowing them to remain at home while receiving necessary medications, supplies and services. In addition, we help manage patients' conditions through counseling and education regarding their treatment and by providing ongoing monitoring to encourage patient compliance with the prescribed therapy. We also provide services to help patients receive reimbursement benefits.

        Physicians—We assist physicians with time-intensive patient support by providing care management related to their patients' pharmacy needs. We eliminate the need for physicians to carry inventories of high cost prescriptions by distributing the medications directly to patients' homes or, if required, to the physicians' offices. Additionally, we either bill the payor directly or assist the patient in the submission of claims to the payor.

        Pharmaceutical manufacturers—Through our company-owned and franchised pharmacies, we provide pharmaceutical manufacturers with a broad distribution channel for their existing pharmaceuticals and their new product launches. We utilize over 50 salespeople to help pharmaceutical manufacturers increase the visibility of their products to prescribing physicians. We implement patient monitoring programs that encourage compliance with the prescribed therapy. We also provide outcomes and compliance data to the manufacturers.

BUSINESS STRATEGY

        Because of our clinical experience and the geographical coverage of our 132 local pharmacies, we believe we are an attractive provider to managed care organizations, insurance companies and other third party payors and referral sources seeking a single source for infusion therapy and specialty pharmacy services. We intend to increase our revenue and profitability by implementing the following strategies:

        Managed Care Strategy—We intend to leverage existing managed care contracts that currently cover our home infusion business by cross-selling our specialty pharmaceutical products and services to those managed care organizations. We also intend to enter into additional regional and local managed care contracts that cover both our home infusion and our specialty pharmacy services.

        Pharmaceutical Manufacturer Strategy—We intend to expand our relationships with biotech and other pharmaceutical manufacturers in order to acquire distribution rights to existing and new products.

        Geographic Expansion Strategy—We intend to increase market share in selected new and existing local markets through the acquisition of independent infusion pharmacies and selected franchised locations and expand into selected new markets through the establishment of new franchised locations.

FORWARD-LOOKING STATEMENTS

        The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. This reoffer prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. We may also make written forward-looking statements in our periodic reports to the SEC, in our press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this registration statement, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. In particular, these include, among other things, statements relating to:

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  government and regulatory policies including federal, state and local efforts to reform the delivery of and payment for healthcare services;

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  sales and renewals of our franchises;

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  changes in the competitive environment in which we operate;

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  our ability to grow through acquisitions and development;

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  the pricing and availability of services;

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  uncertainties affecting our businesses and our franchises and relating to acquisitions including continuing obligations with respect to completed acquisitions; and

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  our ability to enhance operating efficiencies.

        Because we are unable to control or predict many factors that will determine our future performance including financial results, forward-looking statements are not guarantees of future performance. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions. Our future results may differ materially from those expressed in the forward-looking statements contained in this reoffer prospectus and in the information incorporated by reference in this reoffer prospectus. See "WHERE YOU CAN FIND MORE INFORMATION." We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Specific factors that might cause these differences are discussed throughout this reoffer prospectus, including the section entitled "RISK FACTORS."

        Option Care's management believes these forward-looking statements are reasonable. However, because these statements are based on current expectations, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

RISK FACTORS

        You should carefully consider the risks and uncertainties we describe below, together with all of the other information contained in our Annual Report on Form 10-K filed with the SEC on April 1, 2002, before making an investment decision. Some of the following factors relate principally to an investment in our common stock. The risks and uncertainties described below are not the only risks and uncertainties that could develop. Other risks and uncertainties that we have not predicted or evaluated could also adversely affect our company. If any of the following risks occur, our earnings, financial condition or business could be materially harmed, and the trading price of our common stock could decline, and you could lose all or part of your investment.

        Our revenue and profitability will decline if the pharmaceutical industry undergoes certain changes, including limiting or discontinuing research, development, production and marketing of the pharmaceuticals that are compatible with the services we provide.

        Our business is highly dependent on the ability of biotech and other pharmaceutical companies to develop, supply and market pharmaceuticals that are compatible with the services we provide. Our revenue and profitability will decline if those companies were to sell pharmaceuticals directly to the public or fail to support existing pharmaceuticals or develop new pharmaceuticals. Our business could also be harmed if the pharmaceutical industry experiences any of the following developments:

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  supply shortages;

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  pharmaceutical recalls;

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  an inability to finance product development because of capital shortages;

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  a decline in product research, development or marketing;

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  a reduction in the retail price of pharmaceuticals;

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  changes in the FDA approval process; or

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  governmental or private initiatives that alter how pharmaceutical manufacturers, health care providers or pharmacies promote or sell products and services.

        If we lose relationships with managed care organizations and other non-governmental third party payors, we could lose access to a significant number of patients and our revenue and margins could decline.

        We are highly dependent on reimbursement from managed care organizations and other non- governmental third party payors. For the fiscal years ended December 31, 2001, 2000 and 1999, approximately 86%, 85% and 84%, respectively, of our revenue came from non-governmental payors, primarily managed care organizations. Many payors seek to limit the number of providers that supply pharmaceuticals to their enrollees in order to build volume that justifies their discounted pricing. From time to time, payors with whom we have relationships require that we bid against our competitors to keep their business. As a result of such bidding process, we may not be retained, and even if we are retained, the prices at which we are able to retain the business may cause our margins to decline. The loss of a payor relationship could significantly reduce the number of patients we serve and have a material adverse effect on our revenue.

        The loss of our contract with Blue Cross and Blue Shield of Florida would materially decrease our revenue.

        Our principal managed care contract is with Blue Cross and Blue Shield of Florida, Inc., which contracts with us through our regional pharmacy located in Miami, Florida. In 2001, 2000 and 1999 approximately 21%, 24% and 23%, respectively, of our revenue was related to this contract. The contract is terminable by either party on 90 days' notice and, unless terminated, renews annually each

September for an additional one-year term. The loss of this contract or a material reduction in our pricing or sales under this contract would materially decrease our revenue and/or net income.

        A significant portion of our revenue comes from Medicare and Medicaid reimbursement, and if this reimbursement or the scope of these reimbursable services is reduced, our revenue could decline.

        For the fiscal years ended December 31, 2001, 2000 and 1999, approximately 14%, 15% and 16%, respectively, of our revenue came from reimbursement by federal and state programs. Reimbursement from Medicare, Medicaid and other government programs is subject to statutory and regulatory requirements, administrative rulings, interpretations of policy, implementation of reimbursement procedures, retroactive payment adjustments and governmental funding restrictions, all of which may materially affect the amount and timing of reimbursement payments to us. Any reductions or delays in amounts reimbursable by government programs for our products or services or changes in regulations governing such reimbursements could cause our revenue and profitability to decline.

        Our margins could decrease as a result of changes in the calculation of the average wholesale price of pharmaceuticals.

        Our gross profit is largely controlled by our ability to purchase pharmaceutical products at discounted prices and to negotiate profitable managed care contracts. In many cases, we purchase pharmaceuticals at less than the published average wholesale price for those pharmaceuticals. The average wholesale price is a standard form of pricing often used in the healthcare industry to determine discount and reimbursement amounts. Accordingly, many governmental payors reimburse us for some pharmaceuticals based on that pharmaceutical's average wholesale price, or at a percentage discount off of that pharmaceutical's average wholesale price. We have also contracted with a number of private payors to sell pharmaceuticals at the average wholesale prices or at a percentage discount off of the average wholesale prices. Various federal and state governmental agencies have been investigating the propriety or accuracy of average wholesale prices as the measure of market prices from which governmental payors determine how much they will reimburse for the pharmaceutical. These investigations could result in reduced pricing and margins on certain pharmaceuticals that we currently supply.

        The average wholesale price of most pharmaceuticals is compiled and published by private companies, including First DataBank, Inc. It has been reported that there are currently several lawsuits pending against manufacturers of certain pharmaceuticals. These government investigations and lawsuits involve allegations that manufacturers have misrepresented to First DataBank the actual selling price of certain pharmaceuticals. First DataBank has announced that it will now base average wholesale prices on market prices certified by the manufacturer. As a result of this change, First DataBank has published a Market Price Survey that reduces the average wholesale price significantly for a number of the products we currently supply to patients. If the average wholesale prices on the products we purchase are reduced, or if the average wholesale price system was replaced with a different reimbursement system, our gross profit margins could decline.

        Our gross profit margins will decline if the growth in our sale of injectable and other specialty pharmaceutical products outpaces the growth in our sale of home infusion drugs and services.

        The gross profit margins on the sale of injectable and other specialty pharmaceutical products are lower than the gross profit margins on the sale of traditional home infusion products and services. The faster growth rate of sales of injectable and other specialty pharmaceutical products over the sale of traditional home infusion products in 2001 accounted for our overall decline in gross profit percentage from 37.9% in 2000 to 33.4% in 2001. The highest gross profit margins in our business are on the sale of traditional home infusion products and services. If the growth in sales of injectable and other specialty pharmaceutical products continue to exceed the growth in sales of our other products and services, our overall gross profit margins will continue to decline. If our gross profit margins continue to decline, our operating results will be harmed.

        If we do not adequately respond to competitive pressures, demand for our products and services could decrease.

        The markets we serve are highly competitive and subject to relatively few barriers to entry. Local, regional and national companies are currently competing in many of the healthcare markets we serve and others may do so in the future. Some of our competitors have greater financial, technical, marketing and managerial resources than we have. Price competition and other competitive factors could cause a decline in our revenue and profitability. For example, in April 2001, we agreed to a reduced price schedule under our principal specialty pharmaceutical distribution contract, which has lowered our gross margins. We expect to continue to encounter competition in the future that could limit our ability to increase or maintain our pricing.

        Any termination of, or adverse change in, our relationships with a single source product manufacturer or the loss of supply of a specific single source specialty pharmaceutical could have a material adverse effect on our operations.

        We sell specialty pharmaceutical products which are supplied to us by a variety of manufacturers, many of which are the only source of that specific pharmaceutical. During 2000, a significant portion of our regional specialty pharmacy revenue was attributable to sales of single source products, and one such single source product, Lupron, which is manufactured by TAP Pharmaceutical Products, accounted for approximately 11% of our total specialty pharmacy revenue. In order to have access to these pharmaceuticals, we must maintain good working relations with our manufacturers. Most of the manufacturers of the pharmaceuticals we sell have the right to cancel their supply contracts with us without cause and after giving only minimal notice.

        If we fail to manage our growth effectively, our business could be disrupted and our operating results could suffer.

        Our ability to successfully offer our products and services in evolving markets requires an effective planning and management process. Our growth through the acquisition of sixteen local pharmacy facilities in the last twelve months as well as the continued growth contemplated by our business plan may place a strain on our management systems and resources. This growth has resulted, and will continue to result, in an increase in responsibilities for management. To accommodate our growth and compete effectively, we will need to continue to implement and improve our management, operational and financial information systems and controls and to expand, train, manage and motivate our workforce. Our personnel, systems, procedures, or controls may not be adequate to support our operations in the future in light of anticipated growth. In addition, if we focus our financial resources and management attention on the expansion of our operations, our financial results may suffer.

        If we are unable to acquire additional local pharmacy facilities on favorable terms, we will be unable to execute our acquisition and development strategy.

        Our strategy includes increasing our revenue and earnings by acquiring local infusion therapy pharmacies. Our efforts to execute our acquisition strategy may be affected by our ability to identify suitable candidates and negotiate and close acquisitions. In addition, we generally need consent from the lenders under our credit facility to make acquisitions. We are currently evaluating potential acquisitions and expect to continue to evaluate and complete acquisitions in the future. The facilities we acquire typically require working capital from us during the initial months of operation since we do not usually acquire receivables. We may not be successful in acquiring or achieving satisfactory operating results at acquired infusion therapy facilities, and we may not acquire infusion therapy facilities, in the future that will ultimately produce returns that justify our related investment. Future acquisitions may also result in the dilution of earnings and the write-off of goodwill and intangible assets, any of which could have a material adverse effect on our earnings.

        Our industry is subject to extensive government regulation. If we or our suppliers fail to comply with these regulations, we may incur substantial additional costs and experience delays of difficulties in marketing and selling our products and services.

        The marketing, sale and purchase of pharmaceuticals and medical supplies and provision of healthcare services generally is extensively regulated by federal and state governments. Other aspects of our business are also subject to government regulation. If we fail or are accused of failing to comply with applicable laws and regulations, such failure or alleged failure could have a material adverse effect on our business, financial condition and results of operations. If any of our franchisees, or the suppliers or clients we work with, are accused of violating, or found to have violated, laws or regulations, our image and reputation could be harmed. The applicable regulatory framework is complex, and the laws are very broad in scope. Many of these laws remain open to interpretation and have not been addressed by substantive court decisions. Changes in the law or new interpretations of existing law can have a dramatic effect on what we can do, our cost of doing business and the amount of reimbursement we receive from governmental third party payors, such as Medicare and Medicaid. Also, we could be affected by interpretations of what the appropriate charges are under government programs.

        Some of the health care laws and regulations that apply to our activities include:

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  The federal "Anti-Kickback Law" prohibits individuals and entities from knowingly and willfully paying, offering, receiving, or soliciting money or anything else of value in order to induce the referral of patients or to induce a person to purchase, lease, order, arrange for, or recommend services or goods covered in whole or in part by Medicare, Medicaid, or other government healthcare programs. Although there are "safe harbors" under the Anti-Kickback Law, some of our business arrangements and the services we provide may not fit within these "safe harbors." The fact that a given business arrangement does not fall within one of these "safe harbor" provisions does not render the arrangement illegal, but it may subject that arrangement to increased scrutiny by enforcement authorities.

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  The "Stark Laws" prohibit physician referrals to entities with which physicians or their immediate family members have a "financial relationship". A violation of the Stark Laws is punishable by civil sanctions, including significant fines and exclusion from participation in Medicare and Medicaid.

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  Pharmacies and pharmacists must obtain state licenses to operate and dispense pharmaceuticals. If we are unable to maintain our licenses or if states place burdensome restrictions or limitations on non-resident pharmacies, this could limit or affect our ability to operate in some states which could adversely impact our business and results of operations.

        New federal and state legislation and regulatory initiatives relating to patient privacy could require us to expend substantial sums acquiring and implementing new information systems, which could negatively impact our financial results.

        There is recent legislation and several regulatory initiatives at the state and federal levels addressing patient privacy concerns. New federal legislation will extensively regulate the use and disclosure of individually identifiable health-related information and the security of electronically maintained or transmitted health-related information. We do not yet know the total financial or other impact of these regulations on our business. Compliance with these regulations could require us to spend substantial sums, including but not limited to purchasing new computer systems, which could negatively impact our financial results. Additionally, if we fail to comply with these regulations, we could suffer civil penalties up to $25,000 per calendar year for each violation and criminal penalties with fines of up to $250,000 per violation. In addition, our facilities will continue to remain subject to any state laws that are more restrictive than the federal privacy regulations. These laws vary by state and could impose additional penalties.

        We may become subject to federal and state investigations.

        Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including referral and billing practices. Further, amendments to the federal False Claims Act have made it easier for private parties to bring whistleblower lawsuits against companies. Some states have adopted similar state whistleblower and false claims provisions.

        The Office of the Inspector General of the Department of Health and Human Services and the Department of Justice have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Some of our activities could become the subject of governmental investigations or inquiries. For example, we have significant Medicare and Medicaid billings. In addition, our executives, some of whom have worked at other healthcare companies that are or may become the subject of federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation, resulting in adverse publicity against us. We are not aware of any governmental investigations involving any of our company-owned facilities or our executives. A future investigation of us could result in significant liabilities or penalties to us, as well as adverse publicity, and could seriously undermine our ability to compete for business, negotiate acquisitions, hire new personnel and otherwise conduct our business.

        We may be subject to liability for the services we offer and the products we sell.

        We and other participants in the health care market are, have been and are likely to continue to be subject to lawsuits based upon alleged malpractice, product liability, negligence or similar legal theories, many of which involve large claims and significant defense costs. A successful claim not covered by our professional liability insurance or substantially in excess of our insurance coverage could cause us to pay out a substantial award. Further, our insurance policy is subject to annual renewal and it may not be possible to obtain liability insurance in the future on acceptable terms, with adequate coverage against potential liabilities, or at all. Also, claims against us, regardless of their merit or eventual outcome, could be a serious distraction to management as well as harm our reputation.

        Our image control and reputation may be harmed by actions taken by our franchisees that are outside of our control.

        Approximately 70% of our local pharmacy locations are operated by franchisees. Franchisees are independent business owners and are not our subsidiaries or employees. Consequently, the quality of a franchised operation is dependent upon its owner and general manager. Franchisees may not successfully operate facilities or they may not comply with federal and state health care statutes and regulations. If they do not, our image and reputation may suffer.

        Our gross profit margins may decline if our franchise royalties are reduced.

        We rely on royalty payments from our franchisees. For the fiscal years ended December 31, 2001, 2000 and 1999, we derived approximately 4.0%, 6.2% and 7.2%, respectively, of our revenue from franchise royalties. The franchisees pay royalties on gross receipts. Because there is no "cost of goods sold" associated with this revenue, franchise fees represent a disproportionate part of our gross profit. If our franchisees encounter business or operational difficulties, our revenue from royalties may be adversely affected. Such difficulties may also negatively impact our ability to sell new franchises. In addition, if we are unable to successfully attract new franchisees or if our existing franchise owners do not enter into new franchise agreements with us when their current agreements expire, our franchise revenue and our gross profit margins will decline. Consequently, our financial prospects are related to the success of our franchises.

        If we lose a key employee it could harm our operations.

        Our success depends upon the availability and performance of our senior management, particularly Rajat Rai, our President and Chief Executive Officer. We do not have an employment contract with Mr. Rai or any of our other key executives. We do not have key person insurance for Mr. Rai or any of our other key executives. The loss of the services of Mr. Rai or any of our other key executives could have a material adverse effect upon our business and results of operations. In addition, none of our key executives are subject to any contractual restrictions regarding their ability to work for competitors.

        The current shortage in licensed pharmacists could adversely affect our business.

        The healthcare industry is currently experiencing a shortage of licensed pharmacists. Consequently, hiring and retaining qualified pharmacists will be difficult due to intense competition for their services and employment. Any failure to hire or retain pharmacists could impair our ability to expand or maintain our operations.

        The market price of our common stock may experience substantial fluctuations for reasons over which we have little control.

        The stock price and the number of shares traded of companies in the healthcare and health services industry experience periods of significant volatility. Both company-specific and industry-wide developments may cause this volatility. The market price of our common stock could continue to fluctuate up or down substantially based on a variety of factors, including the following:

  •
  future announcements concerning us, our competitors, the pharmaceutical manufacturers with whom we have relationships or the health care market;

  •
  changes in operating results from quarter to quarter;

  •
  sales of stock by insiders;

  •
  changes in government regulations;

  •
  news reports relating to trends in our markets;

  •
  acquisitions and financings in our industry; and

  •
  overall volatility of the stock market.

        Furthermore, stock prices for many companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations, coupled with changes in our results of operations and general economic, political and market conditions, may adversely affect the market price of our common stock.

        Because it is unlikely that we will ever pay dividends, you will only be able to benefit from holding our stock if the stock price increases.

        We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. Moreover, we are prohibited from declaring dividends without the consent of our lenders under our credit agreement. Therefore, you are not likely to receive dividends in the foreseeable future, and you will only be able to benefit from holding our stock if the stock price increases.

        Our Certificate of Incorporation and bylaws and Delaware law contain provisions that could discourage a change in control.

        Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws as well as Delaware law may be deemed to have an anti-takeover effect or may delay or make more difficult an acquisition or change in control not approved by our board of directors, whether by means of a tender offer, open market purchases, a proxy contest or otherwise. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change in control, although such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

USE OF PROCEEDS

        All of the shares of common stock being offered by means of this reoffer prospectus will be sold by the selling stockholders, who will receive all proceeds from any sales. We will, however, receive proceeds from any cash exercises of the options by the selling stockholders under the Plan. All proceeds received as a result of the exercise of those options will be used as working capital for our operations. In addition, other than the completion and filing of this registration statement, we will not participate in the reoffering or sale of the shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

        When an affiliate stockholder notifies Option Care that he or she intends to sell any shares of common stock issued to him or her upon the exercise of a stock option granted under the Plan, we intend to file a supplement to this reoffer prospectus to identify the name of each selling stockholder and the number of shares of common stock to be reoffered by that selling stockholder. Specifically, Option Care will update the following table to identify information with respect to the beneficial ownership of our common stock by each selling stockholder immediately before the offering and as adjusted to reflect the sale of Option Care's shares of common stock under the reoffering. The selling stockholders identified in any supplement to this reoffer prospectus may from time to time offer the shares of common stock offered by means of this reoffer prospectus. We do not know when or in what amounts the selling stockholders may offer shares for resale and we cannot assure you that the selling stockholders will sell any or all of the shares offered by means of this reoffer prospectus.

	Shares Beneficially Owned Before the Offering(1)			Shares Beneficially Owned After the Offering(2)
Number of Shares Available for Reoffer and Sale Hereby
Selling Stockholders	Number	Percentage		Number	Percentage

(1)
Option Care will rely on information provided by the selling stockholders to determine the number of shares of our common stock which the selling stockholders will own as of a particular date before the offering.

(2)
Assumes the sale of all shares that may be sold in the offering, and that no other shares beneficially owned by the selling stockholders are sold.

PLAN OF DISTRIBUTION

        The selling stockholders may, from time to time, sell all or a portion of the shares being offered by means of this prospectus by one or more of the following methods:

  •
  on the Nasdaq National Market, or such other exchange on which Option Care's common stock may from time to time be trading;

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  in privately negotiated transactions or otherwise;

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  at fixed prices that may be changed;

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  at market prices prevailing at the time of sale;

  •
  at prices related to such market prices or at prices otherwise negotiated;

  •
  block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal;

  •
  an exchange distribution in accordance with the rules of such exchange;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  short sales; or

  •
  a combination of any of the above methods of sale.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

        This reoffer prospectus also may be used, with our consent, by donees of the shares of common stock under circumstances requiring or making desirable its use. To the extent required, we will file, during any period in which offers or sales are being made, one or more supplements to this reoffer prospectus to set forth the names of donees of the selling stockholders and any other material information with respect to the plan of distribution not previously disclosed.

        In the event one or more broker-dealers or agents agree to sell the shares, they may do so by purchasing the shares as principals or by selling the shares as agents for the selling stockholders. Any broker-dealer that does this may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for which the broker-dealer may act as agent or to whom they sell as principal, or both, which compensation is not expected to exceed those customary in the types of transactions involved. Any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be considered to be "underwriters" within the meaning of the Securities Act in connection with sales in which they participate. If any broker-dealers or agents are considered to be "underwriters," then any commissions they receive and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act. To our knowledge, the selling stockholders have not entered into any agreement, arrangement or understanding with a particular broker-dealer or market maker with respect to the shares offered hereby, nor do we know the identity of any brokers or market makers that will participate in the offering. In managing the selling stockholders' investment in us, the selling stockholders could employ various methods involving loans or pledges of the shares covered by this reoffer prospectus.

        Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of shares may not simultaneously engage in market-making activities with respect to our common stock for the applicable period under Regulation M of the Exchange Act before the commencement of the distribution. In addition, the selling stockholders will be subject to the applicable provisions of the Exchange Act and the related rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders or any other person that may affect the marketability of the shares.

        We will pay substantially all of the expenses incident to this offering of the shares by the selling stockholders to the public other than commissions, concessions and discounts of brokers, dealers or other agents.

LEGAL MATTERS

        The legality of the shares of our common stock being offered by means of this reoffer prospectus has been passed on for Option Care by Ross & Hardies, Chicago, Illinois.

EXPERTS

        The consolidated financial statements of Option Care appearing in Option Care's Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by Option Care with the SEC to obtain more information. The information contained in the documents we incorporate by reference is considered a part of this reoffer prospectus. Additionally, because information concerning Option Care, whether contained in this reoffer prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this reoffer prospectus will update and supersede older information contained in, or incorporated by reference into, this reoffer prospectus.

        Option Care hereby incorporates by reference the following documents previously filed with the SEC:

        (a) The annual report of Option Care, Inc. on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002;

        (b) The quarterly report of Option Care, Inc. on Form 10-Q for the quarterly period ended March 31, 2002, filed with the SEC on May 15, 2002;

        (c) The quarterly report of Option Care, Inc. on Form 10-Q for the quarterly period ended June 30, 2002, filed with the SEC on August 14, 2002;

        (d) The current report of Option Care, Inc. on Form 8-K filed with the SEC on May 15, 2002;

        (e) The proxy statement for Option Care's annual meeting of stockholders held on June 4, 2002, filed with the SEC on May 17, 2002, except for the compensation committee report, the audit committee report and the stock performance graph contained therein; and

        (f) The description of Option Care's common stock, $0.01 par value per share, contained in our registration statement on Form 8-A filed with the SEC on February 20, 1992 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Officers and Directors

        Option Care's Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of Option Care of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of Option Care if the acts or omissions occurred, or were or are alleged to have occurred, while said party was a director or officer of Option Care; provided, however, Option Care shall not indemnify any director or officer in an action against Option Care unless Option Care shall have consented to the action. Generally, under

Delaware law, indemnification will only be available where an officer or director can establish that he/she acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of Option Care.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that the person was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually incurred by the person in connection with the action if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the corporation with respect to any criminal action, and had no reasonable cause to believe his conduct was unlawful. Delaware law does not permit a corporation to eliminate a director's duty of due care, and the provisions of Option Care's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care.

        Option Care maintains a director's and officer's liability insurance policy which indemnifies directors and officers for specified losses arising from a claim by reason of a wrongful act, as defined, under certain circumstances where Option Care does not provide indemnification.

        Under the applicable provisions of the Delaware General Corporation Law, any indemnification described above shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

          (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

          (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

          (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

          (4) by the affirmative vote of a majority of the shares entitled to vote thereon.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description	Incorporation by Reference
4.1	Amended and Restated Stock Incentive Plan	(1), Appendix B
5.1	Opinion of Ross & Hardies regarding legality of shares of Common Stock.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Ross & Hardies (contained in opinion filed as Exhibit 5.1).
24.1	Power of Attorney.	(2)

(1)
Previously filed with Option Care's Definitive Proxy Statement filed on May 17, 2002. (File No. 000-19878)

(2)
Power of attorney is contained within the signature page.

Item 9. Undertakings.

        (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 23, 2002.

OPTION CARE, INC.
By:	/s/ RAJAT RAI Rajat Rai President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Rajat Rai and Joseph Bonaccorsi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2002.

Signature	Title(s)
/s/ JOHN N. KAPOOR, PH.D. John N. Kapoor, Ph.D.	Chairman of the Board
/s/ RAJAT RAI Rajat Rai	President, Chief Executive Officer and Director
/s/ PAUL MASTRAPA Paul Mastrapa	Senior Vice President and Chief Financial Officer
/s/ JOSEPH BONACCORSI Joseph Bonaccorsi	Senior Vice President, General Counsel and Secretary

/s/ JAMES G. ANDRESS James G. Andress	Director
/s/ JAMES M. HUSSEY James M. Hussey	Director
/s/ LEO HENIKOFF, PH.D. Leo Henikoff, Ph.D.	Director
/s/ JEROME F. SHELDON Jerome F. Sheldon	Director

OPTION CARE, INC.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Ross & Hardies regarding legality of shares of Common Stock.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Ross & Hardies (contained in opinion filed as Exhibit 5.1).
24.1	Power of Attorney (contained within the signature page to the Registration Statement on Form S-8).

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EXPLANATORY NOTE
REOFFER PROSPECTUS
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
OPTION CARE, INC.
OPTION CARE PHARMACY SOLUTION
BUSINESS STRATEGY
FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
OPTION CARE, INC. EXHIBIT INDEX